UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 28, 2016
Date of Report (date of earliest event reported)
Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East
Salt Lake City, Utah 84121
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 28, 2016 Overstock.com, Inc. (the “Company”) entered into a Settlement Agreement dated as of January 26, 2016 with, among other parties, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Professional Clearing Corporation (the “Merrill Lynch Parties”). Under the Settlement Agreement, the Merrill Lynch Parties agreed to pay $20 million (the “Settlement Amount”) to the Company, and the Company agreed to dismiss with prejudice the lawsuit captioned Overstock.com, Inc. et al. v. Morgan Stanley & Co., Incorporated et al., which the Company filed in early 2007 in the Superior Court of California for the County of San Francisco (the “Litigation”).

The other parties to the Settlement Agreement are Keith Carpenter, Olivier Chang, Fern Bailey and Wendy Mather, as Co-Personal Representatives of the Estate of Mary Helburn, Elizabeth Foster, Hugh D. Barron, David Trent and Mark Montag, each of whom was a co-plaintiff with the Company in the Litigation. The Company has agreed that its co-plaintiffs in the Litigation are entitled to an aggregate of $480,000 of the settlement payment, and has agreed to pay such amount to its co-plaintiffs out of the $20 million payment. There is no material relationship between the Company or its affiliates and any of the parties, other than in respect of the Settlement Agreement.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    After its receipt of the Settlement Amount, the Company intends to pay bonuses to the employees of the Company named below for whom disclosure may be required by Item 5.02(e) of Form 8-K (the “Officers”).

Name and Title	Bonus
Stormy D. Simon, President and Director	$50,000
Jonathan E. Johnson III, Chairman (1)	$50,000
Mark Griffin, employee and former Senior Vice President and General Counsel	$50,000

(1) Mr. Johnson is Chairman of the Board and an officer of the Company but is no longer serving as an executive officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed herewith:

10.1 Settlement Agreement dated as of January 26, 2016 by and among Overstock.com, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch Professional Clearing Corporation, Keith Carpenter, Olivier Chang, Fern Bailey and Wendy Mather, as Co-Personal Representatives of the Estate of Mary Helburn, Elizabeth Foster, Hugh D. Barron, David Trent and Mark Montag.

Certain statements contained in this Form 8-K, including all statements other than statements of historical fact, may constitute “forward-looking statements.” In addition to the uncertainty of all forward-looking information, there are specific risks identified in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed with the SEC on November 9, 2015 that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial that could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ Mitch Edwards
Mitch Edwards
Senior Vice President and General Counsel
Date:	February 3, 2016

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